Exhibit 23.1

CONSENT OF INDEPENDENT PETROLEUM ENGINEER

I hereby consent to the reference of my name in the Form l0-KSB Amendment No.2 for the year ended June 30, 2006 of Ignis Petroleum Group, Inc. (the "Company") dated October 15, 2007, to which this consent is an exhibit.

/s/ Frederick C. Stein
Frederick C. Stein

Bakersfield, California
October 9, 2007